     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------


                               TCA CABLE TV, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                        75-1798185
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification Number)

           TCA CABLE TV, INC.
           3015 SSE LOOP 323
             TYLER, TEXAS                                       75701
(Address of principal executive offices)                      (Zip Code)


                      ------------------------------------

                               TCA CABLE TV, INC.
                              AMENDED AND RESTATED
                           INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                      ------------------------------------

                                 FRED R. NICHOLS
                                3015 SSE LOOP 323
                               TYLER, TEXAS 75701
                                 (903) 595-3701
                (Name, Address, including zip code and telephone
                number, including area code, of agent of service)

                      ------------------------------------


                                    COPY TO:

                               JAMES S. RYAN, III
                              JACKSON WALKER L.L.P.
                           901 MAIN STREET SUITE 6000
                               DALLAS, TEXAS 75202

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of Securities                                Proposed Maximum          Proposed Maximum
  to be Registered          Amount to be          Offering Price Per        Aggregate Offering           Amount of
                             Registered                Share(1)                 Price (1)            Registration Fee
-----------------------------------------------------------------------------------------------------------------------
    Common Stock
   $.10 par value       1,080,000 Shares(2)             $42.25                $45,630,000.00            $12,685.14
   (including the
 related preferred
   share purchase
      rights)
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the NASDAQ on April 21, 1999.

(2) This registration statement is deemed to register securities to be offered in the future pursuant to terms which provide for a change in the amount of securities being offered or issued hereby to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416.

================================================================================

         Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement No. 33-51323 on Form S-8.

PROSPECTUS

                               TCA CABLE TV, INC.

                        1,201,078 SHARES OF COMMON STOCK*

         This Prospectus relates to the offer and sale of up to 1,201,078 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock") of TCA Cable TV, Inc. (the "Company"), issued to certain selling shareholders (the "Selling Shareholders") upon the exercise of options that may be granted (the "Grants") to the Selling Shareholders pursuant to the provisions of the Company's Amended and Restated Incentive Stock Option Plan (the "Plan").

         The Shares may be sold from time to time by the Selling Shareholders or by permitted transferees. The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq/NMS") under the symbol "TCAT" and may be sold from time to time by the Selling Shareholders either directly in private transactions, or through one or more brokers or dealers on the Nasdaq/NMS, or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. On April 21, 1999, the last reported sale price of the Common Stock, as reported on the Nasdaq/NMS, was $42.38.

         Upon any sale of the Common Stock offered hereby, the Selling Shareholders and participating agents, brokers, dealers or marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will not receive any of the proceeds from the sales by the Selling Shareholders.

         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred within this offering. The expenses incurred in connection with this Offering are estimated to be approximately $8,000.00.

                                -----------------

   *This figure is an estimate. The Company has filed Registration Statements on Form S-8, Registration No. 33-_____ (of which this Prospectus is a part), and Registration No. 33-51323 which registration statements cover the sale by the Company of Common Stock upon the exercise of options that may be granted under the Company's Amended and Restated Incentive Stock Option Plan (the "Plan"). This Prospectus covers the resale by the Selling Shareholders of an indeterminate number of shares of Common Stock which may be acquired by the Selling Shareholders upon the exercise of options that may be granted to the Selling Shareholders pursuant to the Plan.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 23, 1999.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq/NMS.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company's principal executive offices are located at 3015 SSE Loop 323, Tyler, Texas 75701 and its telephone number is (903) 595-3701.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (i) Annual Report of the Company on Form 10-K for the year ended October 31, 1998 (the "Annual Report");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report;

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984; and

         (iv) Description of Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 22, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to Jimmie F. Taylor, 3015 S.S.E. Loop 323, Tyler, Texas 75701, telephone number (903) 595-3701.

                              SELLING SHAREHOLDERS

         This Prospectus covers the offer and resale of the Shares that may be issued to the Selling Shareholders upon exercise of the options subject to the Grants. At the time of filing this registration statement, the names of the Selling Shareholders who may resell the Shares are not known by the registrant. The information required pursuant to the Securities Act relating to Selling Shareholders will be provided by Prospectus Supplement.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock hereby.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by any of the Selling Shareholders, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following:
(i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or such permitted transferees/or from the purchasers of the Shares for whom they may act as agent,
(iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the Nasdaq/NMS, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public and all underwriting discounts or commissions, broker's fees and fees and expenses of any counsel to the Selling Shareholders related thereto.

         In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.



                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.

                                     EXPERTS

         The consolidated financial statements of TCA Cable TV, Inc. as of and for the year ended October 31, 1998, which have been incorporated by referenced herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheet as of October 31, 1997 and the consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended October 31, 1997 and 1996, appearing in the Company's Annual Report on Form 10-K, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
Available Information.......................................................................................  2
Incorporation by Reference..................................................................................  2
Selling Shareholders........................................................................................  3
Use of Proceeds.............................................................................................  3
Plan of Distribution........................................................................................  4
Legal Matters...............................................................................................  4
Experts.....................................................................................................  5
Indemnification.............................................................................................  5


--------------------------------------------------------------------------------








                                1,201,078 Shares

                                  Common Stock









                               TCA CABLE TV, INC.









                                 April 23, 1999

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the Commission by TCA Cable TV, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

                  (a) Annual Report of the Company on Form 10-K for the year ended October 31, 1998 (the "Annual Report");

                  (b) All other reports filed with the Commission pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report;

                  (c) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2- 88892), effective as of March 17, 1984; and

                  (d) Description of Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 22, 1998.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is a Texas corporation and the Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such Article XIII (based on the TBCA as of the date of this Registration Statement) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Number           Description of Exhibit
------           ----------------------

4.1      Articles of Incorporation of the Registrant.(1)

4.2 Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.3 Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.4 Articles of Amendment to Articles of Incorporation of the Registrant.(3)

4.5      Articles of Amendment to Articles of Incorporation of the Registrant.*

4.6      Amended and Restated Bylaws of the Registrant.(4)

4.7      Form of Common Stock Certificate.(1)

4.8 Rights Agreement, dated January 15, 1998, between the Registrant and Chase Mellon Shareholder Services, L.L.C., which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares as Exhibit C.(5)

5        Opinion of Jackson Walker L.L.P.*

15       None.

23.1     Consent of KPMG LLP*

23.2     Consent of PricewaterhouseCoopers LLP*

23.3 Consent of Jackson Walker L.L.P. (included in the opinion of Jackson Walker L.L.P. filed as Exhibit 5).*

24       Power of Attorney (included in Part II hereof).*

99       TCA Cable TV, Inc. Amended and Restated Incentive Stock Option Plan.*

------------------

*        Filed herewith.

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516, filed with the Securities and Exchange Commission (the "Commission") on March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 filed with the Commission on May 16, 1988, and incorporated herein by reference.

(3) Previously filed as Exhibit 3(d) to the Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed with the Commission on January 27, 1994 and incorporated herein by reference.

(4) Previously filed as Exhibit 3.5 to the Registrant's Form 10-K for the fiscal year ended October 31, 1997, filed with the Commission on January 27, 1998 and incorporated herein by reference.

(5) Previously filed as Exhibit 1 to the Registrant's Form 8-K, File No. 001-11478 filed with the Commission on January 22, 1998 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 23rd day of April, 1999.

                                       TCA CABLE TV, INC.


                                       By: /S/ Fred R. Nichols
                                           -----------------------------------
                                           Fred R. Nichols, Chief Executive
                                           Officer, Chairman of the Board and
                                           President
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

          Each person whose signature appears below authorizes Fred R. Nichols and Jimmie F. Taylor, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                            Date
----------                              ------                                           ----

/S/ Fred R. Nichols
---------------------------------       Chief Executive Officer, Chairman of             April 23, 1999
Fred R. Nichols                         the Board and President
                                        (Principal Executive Officer)




/S/ Jimmie F. Taylor
---------------------------------       Vice President, Chief Financial                  April 23, 1999
Jimmie F. Taylor                        Officer and Treasurer
                                        (Principal Accounting and Financial Officer)


/S/ Fred W. Smith
---------------------------------       Director                                         April 23, 1999
Fred W. Smith



/S/ Wayne J. McKinney
---------------------------------       Director                                         April 23, 1999
Wayne J. McKinney




/S/ Ben R. Fisch, M.D.
---------------------------------       Director                                         April 23, 1999
Ben R. Fisch, M.D.


/S/ Randall K. Rogers
---------------------------------       Director                                         April 23, 1999
Randall K. Rogers


/S/ A. W. Riter, Jr.
---------------------------------       Director                                         April 23, 1999
A. W. Riter, Jr.


/S/ James F. Ackerman
---------------------------------       Director                                         April 23, 1999
James F. Ackerman


/S/ Darrell Campbell
---------------------------------       Director                                         April 23, 1999
Darrell Campbell



/S/ Robert B. Holland, III
---------------------------------      Director                                         April 23, 1999
Robert B. Holland, III



/S/ Michael Shannon
---------------------------------      Director                                         April 23, 1999
Michael Shannon

                                INDEX TO EXHIBITS


Exhibit
No.       Description
-------   -----------
4.1       Articles of Incorporation of the Registrant.(1)

4.2       Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.3       Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.4       Articles of Amendment to Articles of Incorporation of the Registrant.(3)

4.5       Articles of Amendment to Articles of Incorporation of the Registrant.*

4.6       Amended and Restated Bylaws of the Registrant.(4)

4.7       Form of Common Stock Certificate.(1)

4.8       Rights Agreement, dated January 15, 1998, between the Registrant and Chase Mellon
          Shareholder Services, L.L.C., which includes the Certificate of Designations for the
          Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate
          as Exhibit B and the Summary of Rights to Purchase Shares as Exhibit C.(5)

5         Opinion of Jackson Walker L.L.P.*

15        None.

23.1      Consent of KPMG LLP*

23.2      Consent of PricewaterhouseCoopers LLP*

23.3      Consent of Jackson Walker L.L.P. (included in the opinion of Jackson Walker L.L.P. filed as Exhibit 5).*

24        Power of Attorney (included in Part II hereof).*

99        TCA Cable TV, Inc. Amended and Restated Incentive Stock Option Plan.*

------------------

*         Filed herewith.

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516, filed with the Securities and Exchange Commission (the "Commission") on March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 filed with the Commission on May 16, 1988, and incorporated herein by reference.

(3) Previously filed as Exhibit 3(d) to the Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed with the Commission on January 27, 1994 and incorporated herein by reference.

(4) Previously filed as Exhibit 3.5 to the Registrant's Form 10-K for the fiscal year ended October 31, 1997, filed with the Commission on January 27, 1998 and incorporated herein by reference.

(5) Previously filed as Exhibit 1 to the Registrant's Form 8-K, File No. 001-11478 filed with the Commission on January 22, 1998 and incorporated herein by reference.